Exhibit (10)(iii)(A)(17.7)

AMENDMENT TO

CINCINNATI BELL MANAGEMENT PENSION PLAN

The Cincinnati Bell Management Pension Plan (the “Plan”) is hereby amended, effective as of March 28, 2005 and to reduce the cashout limit of any participant’s benefit under the Plan (the lump sum amount of such benefit below which such benefit may automatically be cashed out to the participant without his or her consent) and to clarify the Plan’s provisions used in determining the payment of automatically cashed out benefits, in the following respects.

1. Subsection 7.5.1 of the Plan is amended in its entirety to read as follows.

7.5.1 Notwithstanding any other provision of the Plan to the contrary, if (a) any retirement benefit payable under the Plan to a Participant has a present value of $1,000 or less as of such benefit’s distribution date and (b) such benefit has not begun to be paid to the Participant prior to March 28, 2005, then such retirement benefit shall be converted to and paid as a single sum cash payment as of such benefit’s distribution date (with the amount of such payment equal to the present value of such benefit as of such date). For purposes of this Subsection 7.5.1, the “distribution date” of a Participant’s retirement benefit under the Plan means the date as of which the single sum payment amount of such benefit is determined by a Plan representative under its administrative processes, which date (a) shall occur on or after the date on which the Participant ceases to be an Employee and no more than 90 days before the first date on which the Plan representative is in a position administratively to have the Plan actually distribute such benefit to the Participant (e.g., after calculating the single sum payment amount of such benefit, confirming the Participant’s ceasing of Employee status, and meeting all requirements set forth in the other provisions of the Plan as to providing the Participant an opportunity to elect a direct rollover of such benefit to the extent a direct rollover of such benefit is permitted under the Code) and (b) shall in no event occur later than the Participant’s Required Commencement Date.

2. Section 8.1 of the Plan is amended in its entirety to read as follows.

8.1 Unmarried Participants. If an unmarried Vested Participant dies while an Employee or after ceasing to be an Employee but prior to his benefit commencement date, then, unless waived under the provisions of Section 8.3 below, a death benefit shall be paid to his estate. Such death benefit shall be paid in the form of a single sum cash payment that is made as of such benefit’s distribution date. The amount of such single sum payment shall be equal to the product produced by multiplying the amount credited to the Participant’s Cash Balance Account on such date by the Participant’s vested percentage determined as of the date of his death. For purposes of this Section 8.1, the “distribution date” of an unmarried Vested Participant’s estate’s death benefit under the Plan means the date as of which the single sum payment amount of such benefit is determined by a Plan representative under its administrative processes, which date shall occur on or after the date of the Participant’s death and no more than 90 days before the first date after such death on which the Plan representative is in a position administratively to have the Plan actually distribute such benefit to the estate (e.g., after calculating the single sum payment amount of such benefit and confirming the Participant’s death).

3. Subsection 8.2.2 of the Plan is amended in its entirety to read as follows.

8.2.2 Notwithstanding the provisions of Subsection 8.2.1 above, if (a) the death benefit payable under this Section 8.2 to the surviving spouse of a Vested Participant has a present value of $5,000 or less as of such benefit’s distribution date and (b) such benefit has not begun to be paid to the Participant’s surviving Spouse prior to March 28, 2005, then such death benefit shall be converted to and paid as a single sum cash payment as of such benefit’s distribution date (with the amount of such payment equal to the present value of such benefit as of such date). For purposes of this Subsection 8.2.2, the present value as of the distribution date of such spouse’s death benefit shall be equal to the product produced by multiplying (a) the amount credited to the Participant’s Cash Balance Account as of the distribution date by (b) the Participant’s vested percentage determined as of the date of his death. For purposes of this Subsection 8.2.3, the “distribution date” of a Participant’s surviving spouse’s death benefit under the Plan means the date as of which the single sum payment amount of such benefit is determined by a Plan representative under its administrative processes, which date shall occur on or after the date of the Participant’s death and no more than 90 days before the first date after such death on which the Plan representative is in a position administratively to have the Plan actually distribute such benefit to the Participant’s surviving spouse (e.g., after calculating the single sum payment amount of such benefit, confirming the Participant’s death, and meeting all requirements set forth in the other provisions of the Plan as to providing the spouse an opportunity to elect a direct rollover of such benefit to the extent a direct rollover of such benefit is permitted under the Code).

[Signature Page for Amendment Is On Following Page]

IN ORDER TO EFFECT THE FOREGOING CHANGES TO THE PLAN, the Plan’s sponsor, Cincinnati Bell Inc., has caused its name to be subscribed to this Plan amendment.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Title:	V.P. & GENERAL COUNSEL
Date:	12/8/2005

3